UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2002


                            SELECT THERAPEUTICS INC.
             (Exact name of registrant as specified in its charter)


    Delaware                    000-27353                         98-0169105
(State or other                (Commission                      (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


                                20 Hampden Street
                           Boston, Massachusetts 02119
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: ( 617 ) - 989-0050

Item 5. Other Events and Regulation FD Disclosure.

On April 24, 2002, the Registrant publicly disseminated a press release announcing a number of events, including the focusing of its business on its current proprietary cytotoxic cancer therapy opportunity and it propriety cancer immunotherapy programs and a restructuring program that includes the conversion of certain liabilities into shares of restricted common stock of the Registrant; a proposed sale of certain intellectual property rights in a non-core area; the commencement of a private offering of up to 17,000,000 shares of the Registrant's common stock at $0.15 per share to accredited investors on a "best efforts" basis in reliance on Section 4(2) of the Securities Act of 1933, as amended, and on Regulation D promulgated thereunder; and the resignation of Robert M. Bender as Chairman of the Board of the Registrant, who will continue to work as a consultant for the Registrant, the resignation of Dr. Andrew Muir as Chief Executive Officer of the Registrant, who will become Chairman of the Board of the Registrant, and the appointment of Mr. Craig Sibley as President and Chief Executive Officer of the Company, all effective as of May 20, 2002. A copy of the press release is attached to this Current Report on Form 8-K as
Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number                      Description
--------------                      -----------

      99.1              Press release dated April 24, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SELECT THERAPEUTICS INC.
                                        (Registrant)



Date: April 24, 2002                    By: /s/ Michelle C. Guertin
                                            ------------------------
                                        Name:  Michelle C. Guertin
                                        Title: Chief Accounting Officer

                                 EXHIBIT INDEX

Exhibit Number                 Description
--------------                 -----------

      99.1              Press release dated April 24, 2002.